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                                                                     EXHIBIT 4.4

                                                                [EXECUTION COPY]

                               AMENDMENT NO. 3 TO
                        TRANSFER AND SERVICING AGREEMENT

                  AMENDMENT NO. 3 TO TRANSFER AND SERVICING AGREEMENT, dated as of November 18, 2003 (this "Amendment"), among FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association (the "Bank"), as Transferor and as Servicer, and FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer (in such capacity, the "Issuer").

                             PRELIMINARY STATEMENTS

                  WHEREAS, DC Funding International, Inc., a Delaware corporation ("DC Funding"), as Transferor, First North American National Bank, a national banking association ("FNANB"), as Servicer, and the Issuer entered into a Transfer and Servicing Agreement dated as of July 1, 2002, as amended (the "Agreement");

                  WHEREAS, DC Funding, as Transferor, FNANB, as Servicer, the Bank, JPMorgan Chase Bank, a New York banking corporation, as Trustee, and the Issuer are parties to an Assignment and Assumption Agreement dated as of November 18, 2003 pursuant to which (i) DC Funding has assigned to the Bank all of DC Funding's rights as Transferor under the Agreement and the Bank has assumed the performance of every covenant and obligation of DC Funding as Transferor under the Agreement and (ii) FNANB has assigned to the Bank all of FNANB's rights as Servicer under the Agreement and the Bank has assumed the performance of every covenant and obligation of FNANB as Servicer under the Agreement;

                  WHEREAS, Section 9.1(c) of the Agreement provides that the Servicer, the Transferor and the Issuer may amend the Agreement from time to time, with the consent of the Holders of Notes aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, subject to certain limitations set forth therein; and

                  WHEREAS, the Bank, as Transferor and as Servicer, and the Issuer desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

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                  Section 2. Amendment of Section 1.1. Section 1.1 of the
Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           Section 1.1 Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Master Indenture dated as of July 1, 2002 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between FNANB Credit Card Master Note Trust and JPMorgan Chase Bank.

                  Section 3. Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended by deleting subsection (c) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (c) The representations, warranties and covenants of the Bank in this Agreement in its capacity as Transferor shall be deemed to be the representations, warranties and covenants of the Bank solely in such capacity for so long as it acts in such capacity under this Agreement. The representations, warranties and covenants of the Bank in this Agreement in its capacity as Servicer shall be deemed to be the representations, warranties and covenants of the Bank solely in such capacity for so long as it acts in such capacity under this Agreement.

                  Section 4. Amendments of Section 2.1.

                  (a) Section 2.1 of the Agreement is hereby amended by deleting the second sentence of the first paragraph of such section in its entirety and by substituting the words "the prior sentence" for the words "the prior two sentences" in the third sentence of such paragraph.

                  (b) Section 2.1 of the Agreement is hereby amended by inserting a period after the words "constitute a sale" in the first sentence of the last paragraph of such section and by deleting the remainder of such sentence.

                  (c) Section 2.1 of the Agreement is hereby amended by adding the following paragraph at the end of such section:

                           To the extent that the Transferor retains any interest in (a) the Collateral Certificate or (b) effective on the Certificate Trust Termination Date, the Receivables created on or after the Certificate Trust Termination Date, the Transferor hereby grants to the Indenture Trustee for the benefit of the Noteholders a security interest in (y) all of the Transferor's right, title and interest in, to and under the Collateral Certificate, and (b) effective on the Certificate Trust Termination Date, all of the Transferor's right, title and interest in and to the Receivables created on or after the Certificate Trust Termination Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries), all proceeds of such Receivables (including Insurance Proceeds) and the Interchange Amount with respect to each Collection Period commencing on or after the Certificate Trust

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         Termination Date (collectively, the "Indenture Collateral"), in each case to secure the performance of all of the obligations of the Transferor under this Agreement, the Indenture, any Indenture Supplement, the Certificate of Trust, the Administration Agreement and the Trust Agreement. With respect to the Indenture Collateral, the Indenture Trustee shall have all of the rights it has under this Agreement, the Indenture, any Indenture Supplement, the Certificate of Trust, the Administration Agreement and the Trust Agreement. The Indenture Trustee shall have all of the rights of a secured creditor under the UCC as in effect in the State of New York and the UCC as in effect in the State of Delaware.

                  Section 5. Amendment of Section 2.2. Section 2.2 of the Agreement is hereby amended by deleting the words "or the Bank" in the last sentence of subsection (b) of such section.

                  Section 6. Amendments of Section 2.3.

                  (a) Section 2.3 of the Agreement is hereby amended by deleting the first sentence of such section in its entirety by substituting the following therefor (solely for convenience, changed text is italicized):

         The Transferor hereby represents and warrants to the Issuer as of the Assumption Date and, with respect to any Series issued after the Assumption Date, as of the date of the related Indenture Supplement and the related Closing Date, unless otherwise stated in such Indenture Supplement, that:

                  (b) Section 2.3 of the Agreement is hereby amended by deleting paragraph (i) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (i) Organization and Good Standing. The Transferor is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

                  Section 7. Amendments of Section 2.4.

                  (a) Section 2.4 of the Agreement is hereby amended by deleting the first sentence of such section in its entirety by substituting the following therefor (solely for convenience, changed text is italicized):

         The Transferor hereby represents and warrants to the Issuer as of the Assumption Date and, with respect to any Series issued after the Assumption Date, as of the date of the related Indenture Supplement and the related Closing Date, unless otherwise stated in such Indenture Supplement, that:

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                  (b) Section 2.4 of the Agreement is hereby amended by deleting the words "the transfer of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or" in paragraph (a)(iii)(H) of such section.

                  (c) Section 2.4 of the Agreement is hereby amended by deleting the fourth sentence of subsection (d)(iii) of such section in its entirety (which sentence reads: "The Transferor shall make such deposit out of funds received by it from the Bank pursuant to Section 6.1 of the Receivables Purchase Agreement.").

                  (d) Section 2.4 of the Agreement is hereby amended by deleting the fourth sentence of subsection (e) of such section in its entirety (which sentence reads: "The Transferor shall make such deposit out of funds received by it from the Bank pursuant to Section 6.2 of the Receivables Purchase Agreement.").

                  Section 8. Amendments of Section 2.5.

                  (a) Section 2.5 of the Agreement is hereby amended by deleting the words "and will not cause or permit the Bank to take any such action" in subsection (a) of such section.

                  (b) Section 2.5 of the Agreement is hereby amended by deleting the words "or the Bank" in the thirteenth line of subsection (b) of such section.

                  (c) Section 2.5 of the Agreement is hereby amended by deleting subsection (c) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (c) Account Agreements and Account Guidelines. The Transferor shall comply with and perform its obligations under the applicable Account Agreements relating to the Accounts and the Account Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Issuer or the Noteholders under the Master Indenture or any Indenture Supplement (without regard to the amount of any Enhancement) or under the Notes. Subject to compliance with all Requirements of Law the failure to comply with which would have a material adverse effect on the Noteholders under the Master Indenture or any Indenture Supplement (without regard to the amount of any Enhancement), the Transferor may change the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including, without limitation, the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Transferor that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Transferor and an unrelated third party or by the terms of the Account Agreements.

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                  (d) Section 2.5 of the Agreement is hereby amended by deleting subsections (f), (g) and (h) of such section in their entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (f) [RESERVED]

                           (g) [RESERVED]

                           (h) [RESERVED]

                  Section 9. Amendments of Section 2.6.

                  (a) Section 2.6 of the Agreement is hereby amended by adding the parenthetical "(after giving effect to any amounts deposited in the Excess Funding Account)" after the words "Minimum Aggregate Principal Receivables" in the fifth line of subsection (a) of such section.

                  (b) Section 2.6 of the Agreement is hereby amended by deleting the words "the transfer of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or" in paragraph (c)(v)(F) of such section.

                  (c) Section 2.6 of the Agreement is hereby amended by deleting the first paragraph of subsection (d) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

         The Transferor may, but shall not be obligated to, designate from time to time additional MasterCard(R) or VISA(R) credit card accounts (the "Automatic Additional Accounts") to be included as Accounts by causing such Accounts (i) to be identified in the Bank's master computer files as accounts subject to either the Pooling and Servicing Agreement (before the Certificate Trust Termination Date) or this Agreement (on and after the Certificate Trust Termination Date) or (ii)(A) in the case of Automatic Additional Accounts designated before the Certificate Trust Termination Date, to be identified in a computer file or microfiche list delivered to the Trustee (as defined in the Pooling and Servicing Agreement) by the Transferor pursuant to Section 2.1(b) of the Pooling and Servicing Agreement, and (ii)(B) in the case of Automatic Additional Accounts designated on or after the Certificate Trust Termination Date, to be identified in a computer file or microfiche list delivered to the Indenture Trustee by the Transferor pursuant to Section 2.1(c). For purposes of this Section 2.6(d), Automatic Additional Accounts shall be deemed to include only Eligible Accounts designated on or after the Certificate Trust Termination Date
         (x) of a type included as Accounts on the Assumption Date or any Additional Account Closing Date (but only if such Additional Account Closing Date related to Additional Accounts added pursuant to Section 2.6(b)) or consented to in writing by each Rating Agency (it being understood that non-consumer MasterCard or VISA credit card accounts and MasterCard or VISA credit card accounts secured by assets or deposits held by the Transferor are not of a type included as Accounts on the Assumption Date for purposes of this Section 2.6(d)) and (y) not prohibited from being included as Accounts pursuant to the terms of any Indenture Supplement. The Transferor

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         shall provide to each Rating Agency prior written notice of any designation of Automatic Additional Accounts pursuant to this Section 2.6(d).

                  Section 10. Amendment of Section 3.3. Section 3.3 of the Agreement is hereby amended by deleting the first sentence of such section in its entirety and by substituting the following therefor:

         The Bank, as Servicer, hereby represents, warrants and covenants to the Issuer, as of the Assumption Date and, with respect to any Series issued after the Assumption Date, as of the related Closing Date, unless otherwise stated in the related Indenture Supplement (and any Successor Servicer by its appointment hereunder shall represent, warrant and covenant to the Issuer, as of the date of such appointment and, with respect to any Series issued after such date, as of the related Closing Date, unless otherwise stated in the related Indenture Supplement (with appropriate modifications to Section 3.3(a) to reflect such Successor Servicer's organizational structure)), that:

                  Section 11. Amendment of Section 5.2. Section 5.2 of the Agreement is hereby amended by deleting paragraph (b) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (b) the Servicer has delivered to the Indenture Trustee (i) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer, and, if the Servicer is not the surviving entity, such supplemental agreement, comply with this Section
         5.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) if the Servicer is not the surviving entity, an Opinion of Counsel that such supplemental agreement constitutes a legal, valid and binding obligation of the surviving entity, enforceable against the surviving entity in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  Section 12. Amendment of Section 6.1. Section 6.1 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor:

                           Section 6.1 Rights upon the Occurrence of Certain Insolvency Events. If, in each case on or after the Certificate Trust Termination Date, Transferor shall consent or fail to object to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Transferor or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or

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         for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, Transferor shall on the day any such event occurs immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Indenture Trustee, the Owner Trustee and the Rating Agencies thereof.

                  Section 13. Amendment of Section 9.1. Section 9.1 of the Agreement is hereby amended by deleting the words "to replace DC Funding as Transferor or" in subsection (h) of such section.

                  Section 14. Amendment of Section 9.4. Section 9.4 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           Section 9.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to
         (a) in the case of the Transferor or the Servicer, Fleet Bank (RI), National Association, c/o Fleet Credit Card Services, L.P., Mail Stop:
         PA EH 066 02L, 680 Blair Mill Road, Horsham, Pennsylvania 19044,
         Attention: President, telecopy number (215) 672-6214, telephone number
         (215) 444-6780, with a copy to General Counsel, Fleet Bank (RI), National Association, Mail Stop: PA EH 066 03S, 680 Blair Mill Road, Horsham, Pennsylvania 19044, telecopy number (215) 674-0220, telephone number (215) 444-2339, (b) in the case of the Issuer, care of the Owner Trustee, (c) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
         Corporate Trust Administration, telecopy number (302) 636-4140, telephone number (302) 636-6104, (d) in the case of the Indenture Trustee, 4 New York Plaza, 6th Floor, New York, New York 10004,
         Attention: ITS Structured Finance, telecopy number (212) 623-5933, telephone number (212) 623-5600, and (e) as to such other parties to which notices hereunder are required to be given pursuant to the terms of any Indenture Supplement, the addresses specified in any Indenture Supplement or, as to each party, such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

                  Section 15. Amendment of Section 9.14. Section 9.14 of the Agreement is hereby amended by deleting the designation "(a)" in the first line of such section and by deleting subsection (b) of such section in its entirety.

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                  Section 16. Incorporation of Agreement. The Agreement as
amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

                  Section 17. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

                  Section 18. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 19. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the Transferor, the Servicer and the
Issuer have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                    FLEET BANK (RI), NATIONAL ASSOCIATION,
                                       as Transferor and as Servicer

                                    By: /s/ Jeffrey A. Lipson
                                       ________________________________
                                         Name:  Jeffrey A. Lipson
                                         Title: Vice President

                                    FNANB CREDIT CARD MASTER NOTE TRUST,
                                       as Issuer

                                    By:  WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Owner Trustee on behalf of
                                         the Issuer

                                    By: /s/ Patricia A. Evans
                                       ________________________________
                                         Name:  Patricia A. Evans
                                         Title: Assistant Vice President

Acknowledged and Accepted:

JPMORGAN CHASE BANK,
not in its individual capacity but
solely as Indenture Trustee

By: /s/ WEN HAO WANG
   ________________________________
      Name:  WEN HAO WANG
      Title: Asst. Vice President

FNANB Bankcard Portfolio Sale
Amendment No. 3 to Transfer and Servicing Agreement
November 18, 2003